AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT (the “Amendment Agreement”) is made as of the 31st day of July, 2009.

BETWEEN:

Perry Law, of 1659 W. 60th Ave., Vancouver, B.C. V6P 2A7 (the
“Executive”)

AND:

Smart-Tek Communications Inc., a private corporations with its principal place of business at Unit 10-11720 Voyageur Way,
Richmond, BC, V6X 3G9 (the “Company”)

AND:

Smart-Tek Solutions Inc., a publicly-traded corporation with its principal place of business located 3702 South Virginia Street,
Suite G12 – 401, Reno, NV, 89502 (“Solutions”)

RECITALS:

A. The Company and the Executive entered into an Employment Agreement (the “Employment Agreement”) dated April 23, 2005.

B. The Company is a wholly-owned subsidiary of Solutions.

C. The Company and Solutions would like to recognize the contributions made by the Executive in developing the Company’s business and the skills, expertise and innovation that the Executive has brought and will continue to bring to the Company’s business.

D. The Company and Solutions have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disruptive consequences arising from a change in control of the Company.

E. The Company and the Executive wish to amend the Employment Agreement on the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and of the mutual covenants and representations of the parties herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	All capitalized terms not specifically defined herein have the meanings ascribed to them in the Employment Agreement.

2.	The Amended Agreement is to be effective as of July 31, 2009 (the “Effective Date”).

3.	Paragraph 4.2 of the Employment Agreement is hereby deleted in its entirety.

4.	Paragraph 4.3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“4.2	Change of Control.

(a)

For the purposes of this Agreement, “Person” means a natural person, body corporate, corporation, proprietor, association, partnership, joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

(b)	For the purposes of this Agreement, a “Change in Control of the Company” shall be deemed to have occurred if:

(i)	any of the common shares of the Company are sold, transferred or issued to any Person other than the Executive;

(ii)	10% or more of the assets of the Company are sold or transferred;

(iii)	the Company merges or amalgamates with another Person; or

(iv)	a change occurs in the composition of the board of directors of the Company from the composition of the board of directors as at the date hereof.

(c)	During the Term of this Agreement if a Change of Control of the Company occurs then the Executive shall immediately be entitled to a lump sum equal to the aggregate of:

	A.	2,000% of the Executive’s Base Salary; and

	B.	250% of the Bonus that the Executive would have earned as of the end of the fiscal year in which the Change of Control occurs.”

5.	Paragraph 4.5 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Liquidated Damages; No Mitigation. The parties agree and acknowledge that in view of the difficulty of ascertaining the amount of actual damages incurred by the Executive in connection with a Change of Control of the Company, the obligation of the Company to make any payments to the Executive in connection with such Change of Control and the amounts thereof shall constitute liquidated damages, and the Executive shall have no obligation to mitigate such damages in any way whatsoever, or to return any payments made to him under any circumstances.”

6.	From and after the Effective Date, all references to the “Agreement” in the Employment Agreement hereby refer to the Employment Agreement as amended herein.

7.

The Employment Agreement will be deemed to be amended in all manners and respects in order to give full force and effect to this Amendment Agreement and, in all other respects, the Employment Agreement will remain unchanged and in full force and effect.

8.	The Recitals to this Amendment Agreement are acknowledged by the parties hereto to be true and correct and are incorporated into this Amendment Agreement by this reference.

9.

This Amendment Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. An electronic facsimile transmission hereof signed by any person named below will be sufficient to establish the signature of that person and to constitute the consent in writing of that person to the matters contained herein and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth herein.

10.

This Amendment Agreement shall enure to the benefit of and be binding upon the parties hereto, and as applicable, their respective heirs, executors, personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement as of the date first set forth above, to be effective as of the Effective Date.

SMART-TEK COMMUNICATIONS INC.
Per:	/s/ Perry Law
Authorized Signatory
Name:	Perry Law
Title:	Chief Executive Officer and Chief Financial Officer
SMART-TEK SOLUTIONS INC.
Per:	/s/ Perry Law
Authorized Signatory
Name:	Perry Law
Title:	Chief Executive Officer and Chief Financial Officer

PERRY LAW